UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On March 24, 2021, Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (together, the “Issuers”), each an indirect, wholly-owned subsidiary of Trinseo S.A. (the “Company”) executed an indenture with The Bank of New York Mellon (the “Trustee”) pursuant to which the Issuers issued $450,000,000 principal amount of 5.125% Senior Notes due 2029 (the “Notes”). The net proceeds from the Notes offering will be used to pay a portion of the purchase price of the previously-announced acquisition of Arkema’s polymethyl methacrylates (PMMA) and activated methyl methacrylates (MMA) business, through the purchase of shares of certain subsidiaries of Arkema S.A. (the “Acquisition”), in addition to fees and expenses related to the offering and the Acquisition.

Pending consummation of the Acquisition, the gross proceeds from the Notes offering were deposited into a segregated escrow account with Deutsche Bank Trust Company Americas for the benefit of the holders of the Notes. The gross proceeds from the Notes offering will be released upon satisfaction of certain escrow release conditions, including notice of the expected closing of the Acquisition.

The Notes bear interest at a rate of 5.125% per annum. Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2021, and the Notes mature on April 1, 2029.

At any time prior to April 1, 2024, the Issuers may redeem the Notes in whole or in part, at their option at a redemption price equal to 100% of the principal amount of such Notes plus the relevant applicable premium as of, and accrued and unpaid interest to, but not including, the redemption date. At any time and from time to time after April 1, 2024, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the notes redeemed to, but not including, the redemption date:

12-month period commencing April 1 in Year	Percentage
2024	102.563%
2025	101.281%
2026 and thereafter	100.000%

At any time prior to April 1, 2024, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.125% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date, in an amount equal to the aggregate gross proceeds from certain equity offerings.

The Notes are the Issuers’ senior unsecured obligations and rank equally in right of payment with all of the Issuers’ existing and future indebtedness that is not expressly subordinated in right of payment thereto. The Notes will be senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to (a) the Issuers’ existing and future secured indebtedness, including the Company’s accounts receivable facility and the Issuers’ Credit Facility, to the extent of the value of the collateral securing such indebtedness and (b) all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.

The Indenture provides that each of the following is an Event of Default (as defined in the Indenture) with respect to the Notes: (1) default in any payment of interest, if any, on any Note when due and payable, continued for 30 days; (2) default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity (as defined in the Indenture), upon optional redemption, upon required repurchase, upon declaration or otherwise; (3) failure to comply for 60 days (or in the case of a failure to comply with certain obligations to provide reports to note holders, 120 days) after written notice by the Trustee on behalf of the note holders or by the note holders of at least 30% in principal amount of the outstanding Notes with the Issuers’ agreements or obligations contained in this Indenture; (4) default under any mortgage, indenture instrument evidencing any indebtedness for money borrowed by the Issuers caused by failure to pay the principal of such indebtedness at maturity and results in its acceleration, the principal amount of which equals $125.0 million or more; (5) failure by the Issuers or any significant subsidiary to pay a final unindemnifiable judgment of $125.0 million or more for more than 60 consecutive days after such judgment becomes final; (6) any guarantee pursuant to the terms of the Indenture ceases to be in full force and effect other than in accordance with the Indenture; (7) either Issuer or any subsidiary consents or acquiesces to the institution of bankruptcy or insolvency proceedings against it or any foreign equivalent; or (8) a court of competent jurisdiction enters an order or decree under any bankruptcy law that certain specified events have occurred provided, that a default under items 3, 4, or 5 above will not be an Event of Default unless the Issuers receive notice of such default and fail to cure within the time period specified in the Indenture.

The Indenture contains customary covenants, including restrictions on the Issuers’ and certain of its subsidiaries’ ability to incur additional indebtedness and guarantee indebtedness; pay dividends on, redeem or repurchase capital stock; make investments; prepay certain indebtedness; create liens; enter into transactions with the Issuers’ affiliates; designate the Issuers’ subsidiaries as Unrestricted Subsidiaries (as defined in the Indenture); and consolidate, merge, or transfer all or substantially all of the Issuers’ assets. The covenants are subject to a number of exceptions and qualifications. Certain of these covenants, excluding without limitation those relating to transactions with the Issuers’ affiliates and consolidation, merger, or transfer of all or substantially all of the Issuers’ assets, will be suspended during any period of time that (1) the Notes have Investment Grade Status (as defined in the Indenture) and (2) no default has occurred and is continuing under the Indenture. In the event that the Notes are downgraded to below an Investment Grade Status, the Issuers and certain subsidiaries will again be subject to the suspended covenants with respect to future events.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete terms and conditions of the Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc. and The Bank of New York Mellon, as Trustee, dated as of March 24, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

	By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: March 24, 2021